UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte 17 North, Ste. 800 Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GCTK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

Effective as of October 6, 2023, Jolie Kahn resigned as Chief Financial Officer of GlucoTrack, Inc. (the “Company”) to pursue other career interests. Ms. Kahn’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.

Appointment of Chief Financial Officer

On October 11, 2023, the Company appointed James S Cardwell, 63, as Chief Financial Officer of the Company, effective immediately.

James Cardwell has over 16 years of experience as a Chief Financial Officer and Chief Operating Officer with a concentration in both SEC financial reporting and tax compliance. He has served as the Chief Operating Officer of the CFO Squad LLC, an accounting firm, since July 2015. In connection with his role at the CFO Squad LLC, he also served as interim Chief Financial Officer at several entities, including Cerro de Pasco Resources, Inc. (CSE:CDPR), a Canadian mining company since April 2022; NanoVibronix, Inc. (NASDAQ: NAOV), a medical device company, from June 2019 to October 2020; Esports Entertainment Group (NASDAQ: GMBL), an esports and online gambling company, from February 2020 to June 2020; Stemtech Corporation (OTC:GNTW) , a nutrition supplement company, since May 2020; Artemis Acquisition Corporation, a SPAC in the Healthcare Industry since June 2021; Ehave, Inc. (EHVVF), a health data platform company since October 2020; NewGioco Group Inc., a gaming technology company, from August 2018 to December 2018; and VerifyMe Inc., a company that provides comprehensive brand protection and customer engagement solutions, from January 2018 to May 2018. Mr. Cardwell served as the Chief Financial Officer of S2BN Entertainment Corporation, a New York-based entertainment producer and promoter, from 2011 to 2015. He served as the Chief Financial Officer and Chief Operating Officer of Sibling Entertainment, Inc. (OTCQB: SIBE), an innovative education company, from 2002 to 2010. Mr. Cardwell started his public accounting career at Arthur Andersen & Co. (St. Louis) and worked as a Tax Accountant from 1981 to 1985, with clients including General Dynamics, Anheuser-Bush, May Department Stores and others. Mr. Cardwell has extensive experience in corporate structure, financial reporting and modelling, mergers and acquisition, quality of earnings and business analysis, SEC reporting, tax and compliance. He currently serves as the Trustee of John Street United Methodist Church and John Street Trust Fund Society. He is also the Treasurer and Director of Southold Historical Museum.

Mr. Cardwell has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K.

On October 11, 2023, in connection with Mr. Cardwell’s appointment as the Company’s Chief Financial Officer, Mr. Cardwell entered into a consulting agreement (the “Cardwell Consulting Agreement”) with the Company. Pursuant to the terms of the Cardwell Consulting Agreement, Mr. Cardwell will perform all duties typically required of a Chief Financial Officer. As compensation for his services, the Company shall pay Mr. Cardwell a minimum of One Thousand Five Hundred Dollars ($1,500) per month. The Cardwell Consulting Agreement is for a term of one year. Either party may terminate the agreement upon thirty (30) day written notice.

The foregoing description of the Cardwell Consulting Agreement does not purport to be complete and is qualified in its entirety by its full text which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit 10.1	Consulting Agreement dated October 11, 2023, by and between GlucoTrack, Inc. and James S. Cardwell
Exhibit 104	Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023

GLUCOTRACK, INC.

By:	/s/ Paul Goode
Name:	Paul Goode
Title:	Chief Executive Officer and President